                                                        EXHIBIT 21

                                                      SUBSIDIARIES OF
                                                THE FIRST BANCSHARES, INC.

                                         The First, A National Banking Association
                                        (A National chartered banking corporation)

                                          The First Bancshares Statutory Trust 1
                                               (Connecticut statutory trust)

                                          The First Bancshares Statutory Trust 2
                                                (Delaware statutory trust)

                                          The First Bancshares Statutory Trust 3
                                                (Delaware statutory trust)